Exhibit 10.1

AMENDMENT NO. 11

This Amendment No. 11, dated as of April 7, 2015 (this “Amendment”), to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, Amendment No. 3, dated as of March 9, 2012, Amendment No. 4, dated as of August 23, 2012, Amendment No. 5, dated as of October 4, 2012, Amendment No. 6, dated as of February 6, 2013, Amendment No. 7, dated as of February 6, 2013, Amendment No. 8, dated as of August 26, 2013, Amendment No. 9, dated as of December 31, 2013, and Amendment No. 10, dated as of April 14, 2014 (and any Consents related thereto), the “Credit Agreement”), among ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), CITICORP NORTH AMERICA, INC., as Administrative Agent, and the other agents and arrangers parties thereto, is entered into by and among Holdings, the Borrower, the Agents and the Amendment No. 11 Term B-3 Lenders (as defined below). Capitalized terms used herein but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent that it intends to incur New Term Loans pursuant to Section 2.25 of the Credit Agreement in order to prepay, repurchase or redeem all of the outstanding Senior Notes issued prior to the date hereof;

WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the Borrower may incur New Term Loans by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders agreeing to provide such New Term Loans;

WHEREAS, the Borrower has requested that the new term Lenders party hereto (each, an “Amendment No. 11 Term B-3 Lender”) extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of $470,000,000 (the “Amendment No. 11 Term B-3 Loans”);

WHEREAS, each Amendment No. 11 Term B-3 Lender has indicated its willingness to lend such Amendment No. 11 Term B-3 Loans up to the aggregate amount specified on its signature page to this Amendment on the terms and subject to the conditions herein;

WHEREAS, for purposes of incurring the Amendment No. 11 Term B-3 Loans, the Borrower has requested an amendment to the Credit Agreement that would, among other things, (i) increase the amount of the New Loan Commitments available to the Borrower under Section 2.25 of the Credit Agreement, (ii) amend Section 7.8 of the Credit Agreement to permit prepayment, repurchase or redemption of the Senior Notes issued prior to the date hereof with the proceeds of the Amendment No. 11 Term B-3 Loans and (iii) make certain other amendments to the Credit Agreement requested by the Borrower; and

WHEREAS, in order to effect the foregoing, the Borrower and the other parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.	AMENDMENTS TO CREDIT AGREEMENT.

Effective as of the Eleventh Amendment Effective Date (as defined in Section 3 below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

1.1 Section 1.1 of the Credit Agreement is amended by adding the following defined terms:

““Cash-Capped Incremental Facility”: as defined in Section 2.25(a).

“FATCA”: Sections 1471 through 1474 of the Code, as of the Eleventh Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the foregoing (together with any law implementing such agreements).

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by or pursuant to the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union or the United Kingdom that apply to the Borrower or the Restricted Subsidiaries.

““Senior Incurrence Incremental Facility”: as defined in Section 2.25(a).”

1.2 The definition of “Joinder Agreement” is amended and restated in its entirety as follows:

““Joinder Agreement”: an agreement substantially in the form of Exhibit H or an agreement or amendment reasonably acceptable to the Borrower and the Administrative Agent.”

1.3 The definition of “LIBO Base Rate” is amended by adding the following words before the period at the end thereof:

“provided that the LIBO Base Rate shall at no time be less than 0%”

1.4 Section 2.20(a) of the Credit Agreement is amended by amending and restating the proviso thereof to read as follows:

“provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (e), (f) or (h), as applicable, of this Section; (ii) that are United States withholding taxes imposed on amounts payable under any Loan Document to such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.24) or changes its lending office, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) that are Taxes imposed under FATCA.”

1.5 Section 2.20(e) of the Credit Agreement is amended and restated in its entirety as follows:

“(e) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W-8ECI, W-8BEN, W-8BEN-E or W-8IMY together with supporting documentation, as applicable, or, (ii) in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and two accurate and complete copies of IRS Form W-8BEN or W-8BEN-E, as applicable, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower or any Loan Party under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver.”

1.6 Section 2.20 of the Credit Agreement shall be amended by inserting the following clauses (h) and (i) at the end thereof:

“(h) If a payment made to a Lender or the Administrative Agent under any Loan Document would be subject to Tax imposed by FATCA if such Lender or Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender and the Administrative Agent has complied with such Lender’s and the Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. In addition, each Lender and the Administrative Agent shall deliver such documentation promptly upon the obsolescence or invalidity of any documentation previously delivered by such Lender or Administrative Agent.

(i) For purposes of determining withholding Taxes imposed under FATCA, from and after the Eleventh Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Amendment No. 11 Term B-3 Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

1.7 Section 2.25(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loan or revolving commitments (the “New Loan Commitments”) hereunder, in an aggregate amount for all such New Loan Commitments not to exceed the sum of $400,000,000 plus $470,000,000 of Amendment No. 11 Term B-3 Loans made on the Eleventh Amendment Effective Date (collectively, the “Cash-Capped Incremental Facility”) plus an unlimited amount that could be incurred while at the same time remaining in compliance with the Senior Incurrence Test on a pro forma basis (the “Senior Incurrence Incremental Facility”), provided that any New Loan Commitments established pursuant to this Section 2.25(a) (other than New Loan Commitments established on the Eleventh Amendment Effective Date) (i) will count towards the Senior Incurrence Incremental Facility (to the extent permitted by the pro forma calculation of the Senior Incurrence Test required prior to the incurrence of such Senior Incurrence Incremental Facility) prior to reducing the maximum amount under the Cash-Capped Incremental Facility and (ii) may be incurred under the Cash-Capped Incremental Facility and the Senior Incurrence Incremental Facility, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under the Senior Incurrence Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than 5 Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) after the date on which such notice is delivered to Administrative Agent; provided that any Lender offered or approached to provide all or a portion of any New Loan Commitments may elect or decline, in its sole discretion, to provide such New Loan Commitment; provided that, at the request of the Borrower, the Joint Lead Arrangers (in consultation with the Borrower), will use their commercially reasonable efforts to obtain financial institutions (reasonably satisfactory to the Borrower) to provide a commitment to the extent necessary to satisfy the Borrower’s request for New Loans subject to prevailing market conditions and payment of customary fees. Such New Loan Commitments shall become effective as of such Increased Amount Date; provided that (1) no Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments and to the making of any tranche of New Loans pursuant thereto and after giving effect to any Permitted Acquisition consummated in accordance therewith; (2) the proceeds of any New Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions); (3) the New Loans shall share ratably in the Collateral; (4) the New Loans that are term loans (“New Term Loans”) shall share ratably in any mandatory prepayments of the existing Term Loans; (5) in the case of any New Term Loans, the maturity date thereof shall not be earlier than the latest maturity date of any Term Loan Tranche and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of the Term Loans that are not New Loans; (6) in the case of any New Loans that are revolving loans (“New Revolving Loans”) the maturity date thereof shall be the then latest maturity date of any Revolving Tranche and such New Revolving Loans shall not require any scheduled commitment reductions prior to such maturity date; (7) the New Revolving Loans shall share ratably in any mandatory prepayments of the existing Revolving Loans; (8) all terms and documentation with respect to any New Loans which differ from those with respect to the Loans under the applicable Facility shall be reasonably satisfactory to the Administrative Agent; (9) such New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and one or more New Lenders; and (10) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction, including any supplements or amendments to the Security Documents providing for such New Loans to be secured thereby.”

1.8 Section 2.26(a)(iii) of the Credit Agreement is amended and restated in its entirety as follows:

“(iii) shall not have a maturity date prior to the Term Loans being refinanced with such Specified Refinancing Debt;”

1.9 The following Section 4.21 shall be inserted into the Credit Agreement:

“Section 4.21 Sanctions Laws; Anti-Corruption Laws.

(a) Sanctions Laws and Regulations. Except as could not reasonably be expected to result in a Material Adverse Effect each of Holdings, the Borrower and each of their respective Subsidiaries is in compliance with the Sanctions Laws and Regulations. No Loan, Letter of Credit or use of proceeds will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b) OFAC. None of Holdings, the Borrower, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Borrower, agent or affiliate of the Borrower or any of its Subsidiaries is a Person that is, or to the knowledge of the Borrower is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory which is itself the subject of Sanctions, including at this time, without limitation the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.

(c) Anti-Corruption Laws. No part of the proceeds of the Loans will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any other applicable anti-corruption law (collectively, “Anti-Corruption Laws”). The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officer, employees and agents with Anti-Corruption Laws, and the Borrower, its Subsidiaries and their respective officers and employees (in each case, in such capacities), and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws in all material respects.”

1.10 Section 6.1 of the Credit Agreement shall be amended by inserting the following paragraph at the end thereof:

“Notwithstanding the foregoing, (i) in the event that Holdings or the Borrower delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.1 with respect to such fiscal year and (ii) in the event that Holdings or the Borrower delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter, as filed with the SEC or in such form as would have been suitable for filing with the SEC, within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section 6.1 with respect to such fiscal quarter to the extent that it contains the information required by such clause (b); in each case to the extent that information contained in such Form 10-K or Form 10-Q satisfies the requirements of clauses (a) or (b) of this Section 6.1, as the case may be.”

1.11 Sections 6.2(a) and (b) of the Credit Agreement are amended and restated in their entirety as follows:

“(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a) or an Annual Report on Form 10-K (delivered pursuant to the last paragraph of Section 6.1), a certificate of the independent certified public accountants in customary form reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of any financial statements pursuant to Section 6.1 or an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.1), (i) a Compliance Certificate of a Responsible Officer on behalf of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) to the extent not previously disclosed to the Administrative Agent, a description of any new Subsidiary and of any change in the jurisdiction of organization of any other Loan Party and a listing of any material Intellectual Property filings by any Borrower and Subsidiary Guarantors since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date);”

1.12 Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.8 Optional Payments and Modifications of Certain Debt Instruments. Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any Senior Interim Facility Indebtedness or Senior Notes then outstanding; provided that (A) the Borrower or any Restricted Subsidiary may prepay any Senior Interim Facility Indebtedness (or any Permitted Refinancings) with amounts constituting the Available Amount, (B) the Borrower or any Restricted Subsidiary may refinance, replace or extend any Senior Interim Facility Indebtedness or Senior Notes to the extent permitted by Section 7.2, (C) the Borrower may make any Conditional Offer, (D) the Borrower may elect to pay interest in cash on the Senior Interim Facility Indebtedness or the Senior Notes in accordance with the terms thereof and (E) the Borrower may prepay, repurchase or redeem the Senior Notes issued prior to the Eleventh Amendment Effective Date with proceeds of the Amendment No. 11 Term B-3 Loans.”

1.13 The following clause (c)(iii) shall be inserted immediately following clause (c)(ii) of Section 10.6 of the Credit Agreement:

“(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

SECTION 2.	AMENDMENT NO. 11 TERM B-3 LOANS.

2.1 Amendment No. 11 Term B-3 Loans. Each Amendment No. 11 Term B-3 Lender hereby agrees to make Amendment No. 11 Term B-3 Loans in the aggregate amount specified on such Amendment No. 11 Term B-3 Lender’s signature page to this Amendment on the Eleventh Amendment Effective Date immediately after giving effect to the amendments contained in Section 1 of this Amendment. Pursuant to Section 2.25 of the Credit Agreement, the Amendment No. 11 Term B-3 Loans shall have the terms set forth in this Amendment and in the Credit Agreement (as amended by this Amendment).

2.2 Amortization and Maturity Date. The Term B-3 Loans of each Term B-3 Lender shall be payable in equal consecutive quarterly installments on the last Business Day of each of December, March, June and September, commencing on the last Business Day of June 2015, in an amount equal to $5,648,797.44 (as adjusted to reflect any prepayments thereof (other than any Discounted Voluntary Prepayment)), with the remaining balance of Term B-3 Loans payable on the Term B-3 Maturity Date.

2.3 Use of Proceeds. The proceeds of the Amendment No. 11 Term B-3 Loans shall be applied on or after the Eleventh Amendment Effective Date toward (a) the prepayment, repurchase or redemption of the Senior Notes issued prior to the date hereof and (b) the payment of fees, expenses and original issue discount payable in connection with the Amendment No. 11 Term B-3 Loans and the prepayment, repurchase or redemption of the Senior Notes issued prior to the date hereof.

2.4 Interest Period. The initial Interest Period with respect to the Amendment No. 11 Term B-3 Loans shall be one month but deemed to end on April 30, 2015.

2.5 Credit Agreement Governs. Effective as of the Eleventh Amendment Effective Date, except as set forth in this Amendment, (a) the Amendment No. 11 Term B-3 Loans shall have identical terms as the Term B-3 Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents, (b) the Amendment No. 11 Term B-3 Loans shall be New Term Loans under the Credit Agreement, (c) this Amendment shall be a Joinder Agreement under the Credit Agreement, (d) all references to the Term B-3 Loans shall be deemed to refer to the existing Term B-3 Loans, the Additional Term B-3 Loans and the Amendment No. 11 Term B-3 Loans, (e) the definition of “Term B-3 Lenders” and “Term B-3 Loans” in the Credit Agreement is hereby amended and restated in its entirety to read as follows below and (f) the definitions of “Amendment No. 11 Term B-3 Lenders”, “Amendment No. 11 Term B-3 Loans”, “Eleventh Amendment” and “Eleventh Amendment Effective Date” as follows below shall hereby be inserted into Section 1.1 of the Credit Agreement in the correct alphabetical order:

“Amendment No. 11 Term B-3 Lenders”: as defined in the Eleventh Amendment

“Amendment No. 11 Term B-3 Loans”: the term loans made pursuant to the Eleventh Amendment on the Eleventh Amendment Effective Date.

“Eleventh Amendment”: Amendment No. 11 to the Credit Agreement, dated as of April 7, 2015, by and among Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

“Eleventh Amendment Effective Date”: as defined in the Eleventh Amendment.

“Term B-3 Lenders”: each Lender that holds a Term B-3 Loan.

“Term B-3 Loans”: the Term B-3 Loans issued on the Eighth Amendment Effective Date, the Additional Term B-3 Loans and the Amendment No. 11 Term B-3 Loans.

2.6 Credit Agreement Amendments. Effective as of the Eleventh Amendment Effective Date,

(a) Section 2.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.28 Term B-3 Loan Repricing Transaction. Notwithstanding anything to the contrary in this Agreement, in the event that, on or prior to the six month anniversary of the Eleventh Amendment Effective Date, the Borrower (a) makes any prepayment of Term B-3 Loans constituting a Term B-3 Loan Repricing Transaction or (b) effects any amendment of this Agreement constituting a Term B-3 Loan Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-3 Lenders, (x) in the case of clause (a), a prepayment premium of 1.00% of the amount of the Term B-3 Loans being prepaid and (y) in the case of clause (b), a payment equal to 1.00% of the aggregate amount of the applicable Term B-3 Loans outstanding immediately prior to such amendment.”

SECTION 3.	CONDITIONS PRECEDENT

This Amendment shall become effective as of the date (the “Eleventh Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied or duly waived:

3.1 Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(a) this Amendment, duly executed by each of the Borrower, Holdings, the Administrative Agent and each Amendment No. 11 Term B-3 Lender;

(b) consents to this Amendment duly executed by the Required Lenders substantially in the form of Exhibit A hereto;

(c) a solvency certificate signed by the chief financial officer on behalf of the Borrower, substantially in the form of Exhibit G of the Credit Agreement;

(d) a closing certificate of each Loan Party, substantially in the form of Exhibit B hereto, with appropriate insertions and attachments; and

(e) an executed legal opinion of Latham & Watkins LLP, counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent.

3.2 Fees and Expenses.

(a) The Borrower shall have paid in full on the Eleventh Amendment Effective Date to each Lender (other than the Amendment No. 11 Term B-3 Lenders) that shall have executed and delivered to the Administrative Agent a Lender Consent prior to the end of business on March 30, 2015, as fee compensation for consenting to this Amendment an amendment fee in an amount equal to 0.125% of the stated principal amount of the respective Term Loans and Revolving Commitments of such Lender.

(b) All fees and reimbursable expenses that have been invoiced as of the Eleventh Amendment Effective Date that are due and payable to any Person under any engagement letter entered into in connection with this Amendment shall have been paid in full in immediately available funds.

3.3 Representations and Warranties. Each of the representations and warranties contained in Section 4 below shall be true and correct.

3.4 USA Patriot Act. The Amendment No. 11 Term B-3 Lenders shall have received from each of the Loan Parties documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent such documentation or other information has been requested in writing at least five (5) Business Days prior to the Eleventh Amendment Effective Date.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Agents and each Lender, with respect to all Loan Parties, as follows:

4.1 Incorporation of Representations and Warranties from Loan Documents. After giving effect to this Amendment, each of the representations and warranties in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is qualified as to materiality, in which case it shall be true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date;

4.2 Corporate Power and Authority. Each of Holdings and the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment, this Amendment has been duly executed and delivered by each of Holdings and the Borrower, and this Amendment is the legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and

4.3 Absence of Default. Neither Holdings, the Borrower nor any of its Restricted Subsidiaries is in violation of any Requirement of Law or Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.	COVENANTS

5.1 Senior Notes. The Borrower shall use the proceeds of the Amendment No. 11 Term B-3 Loans to prepay, repurchase or redeem all of the outstanding Senior Notes issued prior to the date hereof and shall use commercially reasonable efforts to do so before May 31, 2015; provided that to the extent such Senior Notes are accepted and repurchased pursuant to a tender offer for the Senior Notes, the Company shall instruct the Trustee to cancel the Senior Notes upon the repurchase of the Senior Notes, and if Senior Notes are otherwise purchased, such notes will not be re-issued or resold.

5.2 Real Estate. Within 60 days after the Eleventh Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall deliver to the Administrative Agent each of the following, in form and substance satisfactory to the Administrative Agent:

(a) a fully executed counterpart of an amendment for each Mortgage (each, a “Mortgage Amendment”; and together with the applicable Mortgage, an “Amended Mortgage”), duly executed by the applicable Loan Party, together with evidence that such counterpart has been delivered to the title insurance company insuring the Amended Mortgage for recording;

(b) either (i) a date down and modification endorsement in connection with the existing Lenders’ title insurance policy insuring the applicable Amended Mortgage, which endorsement shall insure that each applicable Amended Mortgage is a valid and enforceable Lien on the mortgaged real property, free of any other Liens except Liens permitted by Section 7.3 of the Credit Agreement or (ii) at the sole discretion of the Administrative Agent, an ALTA Endorsement 11-06, substantially in the form of Exhibit C attached hereto, to the existing Lenders’ title insurance policy which is insuring the applicable Mortgage, which shows no Liens except Liens permitted by Section 7.3 of the Credit Agreement and an updated title search report as of the Eleventh Amendment Effective Date in connection with the existing Lender’s title policy evidencing that the Mortgage remains a valid and enforceable Lien on the mortgaged real property, free of any other Liens except Liens permitted by Section 7.3 of the Credit Agreement;

(c) such affidavits and certificates as shall be required to induce the title company to issue the endorsement contemplated in clause (b) above and evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes, if applicable, and related charges required for the issuance of such endorsement; and

(d) if requested by the Administrative Agent, an opinion from local counsel in the state where each parcel of Real Property subject to a Mortgage is located, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 6.	MISCELLANEOUS

6.1 Reference to and Effect on the Loan Documents.

(a) As of the Eleventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuing Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

6.2 Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) as provided in Section 10.5 of the Credit Agreement.

6.3 Reaffirmation. Each of Holdings and the Borrower hereby confirms that the guaranties, security interests and liens granted pursuant to the Loan Documents continue to guarantee and secure the Obligations as set forth in the Loan Documents and that such guaranties, security interests and liens remain in full force and effect. Each of Holdings and the Borrower confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Amendment.

6.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

6.5 Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

6.6 Loan Document and Integration. This Amendment is a Loan Document, and together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

6.7 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

6.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

ALLISON TRANSMISSION, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 11]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 11]

Name of Lender: CITIBANK, N.A.

Executing as an Amendment No. 11 Term B-3 Lender:

by	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Vice President

For any Institution requiring a second signature line:

by
Name:
Title:

Credit Agreement Reference	Aggregate Principal Amount

Amendment No. 11 Term B-3 Loan	$470,000,000

[SIGNATURE PAGE TO AMENDMENT NO. 11]

Exhibit A

Lender Consent to Amendment No. 11

This Lender Consent (“Lender Consent”) to Amendment No. 11 (the “Amendment”) to that certain Credit Agreement, dated as of August 7, 2007 (as amended by Amendment No. 1, dated as of November 21, 2008, Amendment No. 2 and Consent, dated as of May 13, 2011, Amendment No. 3, dated as of March 9, 2012, Amendment No. 4, dated as of August 23, 2012, Amendment No. 5, dated as of October 4, 2012, Amendment No. 6, dated as of February 6, 2013, Amendment No. 7, dated as of February 6, 2013, Amendment No. 8, dated as of August 26, 2013, Amendment No. 9, dated as of December 31, 2013 and Amendment No. 10, dated as of April 14, 2014 (and any Consents related thereto), the “Credit Agreement”), among Allison Transmission Holdings, Inc., a Delaware corporation, Allison Transmission, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto. Capitalized terms used but not defined in this Lender Consent have the meanings assigned to such terms in the Credit Agreement (as amended by the Amendment).

The undersigned hereby irrevocably and unconditionally consents to the Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf:

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized signatory as of the      of             , 2015.

(insert name of the legal entity above)
as a Lender

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Name of Fund Manager (if applicable):

Exhibit B

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Pursuant to Section 3.1(d) of Amendment No. 11, dated as of April 7, 2015 (the “Amendment”; unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment), to that certain Credit Agreement, dated as of August 7, 2007 (as amended, restated, supplemented or otherwise modified from time to time, including but not limited to, the Amendment, the “Credit Agreement”), among Allison Transmission Holdings, Inc. (“Holdings”), Allison Transmission, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as lenders (the “Lenders”), Citicorp North America, Inc., as Administrative Agent, and the other agents and arrangers parties thereto, the undersigned Assistant Secretary of Allison Transmission Holdings, Inc. (the “Company”), hereby certifies on behalf of the Company as follows:

1.	Eric C. Scroggins is the duly elected and qualified Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.

The undersigned Secretary of the Company hereby certifies as follows:

1.	Attached hereto as Annex 1 is a true and complete copy of a Certificate of Good Standing or the equivalent from the Company’s jurisdiction of organization dated as of a recent date prior to the date hereof.

2.	Attached hereto as Annex 2 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on March 18, 2015. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

3.	Attached hereto as Annex 3 is a true and complete copy of the Bylaws of the Company as in effect on the date hereof.

4.	Attached hereto as Annex 4 is a true and complete certified copy of the Articles of Incorporation of the Company as in effect on the date hereof, and such Articles of Incorporation have not been amended, repealed, modified or restated.

5.	The persons listed on Schedule I hereto are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names on Schedule I hereto, and the signatures appearing opposite their respective names on Schedule I hereto are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party.

6.	Latham & Watkins LLP may rely on this certificate in rendering its opinion.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

ALLISON TRANSMISSION HOLDINGS, INC.

Name:	Eric C. Scroggins	Name:	David S. Graziosi
Title:	Vice President, General Counsel and Secretary	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: April 7, 2015

[HOLDINGS SIGNATURE PAGE TO AMENDMENT NO. 11 CLOSING CERTIFICATE]

Schedule I

to Closing Certificate

NAME	OFFICE	SIGNATURE

David S. Graziosi	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Eric C. Scroggins	Vice President, General Counsel and Secretary

Annex 1

Annex 2

Annex 3

Annex 4

Exhibit C

ENDORSEMENT MANUAL – Fidelity National Title Group, Inc.	SECTION 11

ENDORSEMENT

Attached to Policy No.

Issued By

[FNTG BRAND]

The Company insures against loss or damage sustained by the Insured by reason of:

1.	The invalidity or unenforceability of the lien of the Insured Mortgage upon the Title at Date of Endorsement as a result of the agreement dated recorded (“Modification”); and

2.	The lack of priority of the lien of the Insured Mortgage, at Date of Endorsement, over defects in or liens or encumbrances on the Title, except for those shown in the policy or any prior endorsement and except: [ADD EXCEPTIONS HERE]

This endorsement does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses, by reason of any claim that arises out of the transaction creating the Modification by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws that is based on:

1.	the Modification being deemed a fraudulent conveyance or fraudulent transfer; or

2.	the Modification being deemed a preferential transfer except where the preferential transfer results from the failure

a.	to timely record the instrument of transfer; or

b.	of such recordation to impart notice to a purchaser for value or to a judgment or lien creditor.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date of Endorsement
[Witness clause optional]

[FNTG BRAND]

By:

ALTA Endorsement Form 11-06

(Mortgage Modification) (6/17/06)

©American Land Title Association

© 1999-2013 Fidelity National Title Group, Inc. All Rights Reserved